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                                                                       EXHIBIT 5


                                             January 12, 2001

The Board of Directors
dELiA*s Corp.
435 Hudson Street
New York, New York 10014

Dear Sirs:

         I am Chief Legal Counsel of dELiA*s Corp., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 6,374,916 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share, in connection with the dELiA*s Inc. 1996 Amended and Restated Stock Incentive Plan, the dELiA*s Inc. 1998 Stock Incentive Plan and the iTurf Inc. 1999 Amended and Restated Stock Incentive Plan (the "Plans").

         I am familiar with the preparation of the Registration Statement and have made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

         Based upon, and subject to, the foregoing, it is my opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Plans, and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Timothy B. Schmidt
                                                   ----------------------
                                                   Timothy B. Schmidt